EXHIBIT 23.1

                          MANNING ELLIOTT CONSENT FORM


                                [GRAPHIC OMITED]

M A N N I N G E L L I O T T                11th floor, 1050 West Pender Street,
                                           Vancouver, BC, Canada V6E 3S7

CHARTERED  ACCOUNTANTS                     Phone: 604.714.3600 Fax: 604.714.3669
                                           Web:manningelliott.com


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Interests Of Named Experts And Counsel" and to the use of our report dated February 9, 2004, in Amendment No. 2 to the Registration Statement (Form SB-2) and related Prospectus of Console Marketing Inc. for the registration of shares of its common stock.


/s/ "Manning Elliott"


MANNING ELLIOTT

CHARTERED ACCOUNTANTS

Vancouver, Canada

July 16, 2004